CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 18, 2022 relating to the financial statements of Washington Federal, Inc. and the effectiveness of Washington Federal Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 2022. Seattle, Washington April 4, 2023 Deloitte & Touche LLP 1015 Second Avenue Suite 500 Seattle, WA 98104 USA Tel: +1 206 716 7000 www.deloitte.com Exhibit 23.2